EXHIBIT 10(X)

                            Banknorth Group, Inc.

                 2000 Management Incentive Compensation Plan

February 22, 2000

Purpose: The purpose of the Banknorth Group, Inc. 2000 Management Incentive Compensation Plan is to assure the continued growth of the company and provide incentive compensation payment opportunities for select company executives in grade levels 29 and above.

Eligibility:
A. Employees, who are being terminated, as a result of the merger with Peoples Heritage will receive a prorated payment based upon their termination date. If that date occurs prior to 7/1/00, the payment will be based on the 1Q Earning Per Share (EPS) results for Banknorth Group. If the termination occurs after 7/1/00, the incentive payment will be based upon a combination of BNG 1Q EPS and the appropriate Peoples Heritage Incentive Plan for the 2Q. All the terms and conditions regarding eligibility for specific severance plans will apply to the payment of this incentive payment as well.

B. Employees remaining with the new company will participate in the BNG EPS plan for the 1Q and will participate in the appropriate Peoples Heritage Plan for the other three-quarters of 2000.

Company Performance: Company performance awards will be based upon the attainment of First Quarter Diluted Earnings Per Share Goal. The following table will be used in determining awards.

                   Earnings Per Share    % of Target Award
                   ---------------------------------------
                             $.65                 150%
                             $.64                 140%
                             $.63                 130%
                             $.62                 120%
                             $.61                 110%
                             $.60                 100%
                             $.59                  90%
                             $.58                  80%
                             $.57                  70%
                             $.56                  60%
                             $.55                  50%


Grade Levels and Target Awards*

                           Grade Level    Target Awards*
                           -----------------------------
                               36              50%
                               35              40%
                             33 & 34           35%
                             31 & 32           25%
                               30              20%
                               29              15%

*In the case of terminating employees, the target awards will be a percentage of their 2000 base salary earnings through the date of termination. For employees remaining with the new company the target award will be a percentage of earnings through March 31, 2000


Example of Incentive Award Calculation (for terminated executive)
-----------------------------------------------------------------

Assumptions:
------------
*  Grade Level:                                           31
*  Base Salary:                                     $120,000
*  Termination Date                           April 28, 2000
*  Earnings through 4/28/00:   $40,000 (4 months of $120,000)
*  Target Award:                     $10,000 (25% of $40,000)
*  1Q Earnings Per Share:                         $.62 (120%)
*  Incentive Award:                  $12,000 (120% X $10,000)


Payment of Awards
-----------------
For employees being terminated, payment will be made as soon as practical following the determination of results and calculation of the payment. Employees staying with the new organization will receive the payment at a time and manner consistent with Peoples Heritage practice.

Other Provisions:
-----------------

All plan calculations will be based upon publicly reported financial results. The Banknorth Group Board of directors reserves the right to adjust performance targets and/or payouts under the plan in cases of significant non-recurring events.